                                                                    EXHIBIT 99.1

                                                               [GRAPHIC OMITTED]
FOR IMMEDIATE RELEASE

Company Contact:
Jennifer Carberry
NYFIX, Inc.
(203) 425-8000 or
info@nyfix.com
WWW.NYFIX.COM

            NYFIX COMMON STOCK SCHEDULED TO TRADE ON NASDAQ UNDER THE
                                 "NYFX" SYMBOL
                        BEGINNING WEDNESDAY, JUNE 9, 2004

STAMFORD, CT, JUNE 8, 2004: NYFIX, INC. (NASDAQ:  NYFXE), A LEADER IN TECHNOLOGY
solutions for the financial marketplace, today announced that Nasdaq has advised the Company that its common stock will resume  trading  under the ticker  symbol
"NYFX"  effective  with the open of  business  on  Wednesday,  June 9, 2004.  As previously announced,  the Company's common stock had been trading on the Nasdaq
National Market System since April 8, 2004 under the symbol "NYFXE."

NYFIX also announced that Nasdaq has advised the Company that the Nasdaq Listing
Qualifications  Panel has closed its hearing file regarding the delisting of the
Company and has determined that monitoring of the Company by that Panel over the longer term was not necessary.

ABOUT NYFIX, INC.

NYFIX,  INC.  is an  established  provider  to the  domestic  and  international financial  markets  of  trading  workstations,  middle-office  trade  automation technologies and trade communication  technologies.  Our NYFIX Network is one of the industry's  largest networks,  connecting  broker-dealers,  institutions and exchanges.  In addition to our headquarters in Stamford, we have offices on Wall
Street in New York City, in London's Financial District,  in Chicago, and in San
Francisco.  We operate three data centers in the northeastern  United States and data center hubs in London and  Amsterdam.  For more  information,  please visit
www.nyfix.com and www.javtech.com.

THIS  PRESS  RELEASE  CONTAINS  CERTAIN  FORWARD-LOOKING  STATEMENTS  WITHIN THE
MEANING OF SECTION 27A OF THE  SECURITIES  ACT OF 1933, AS AMENDED,  AND SECTION
21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHICH ARE INTENDED TO BE
COVERED BY THE SAFE HARBORS  CREATED  THEREBY.  INVESTORS ARE CAUTIONED THAT ALL
FORWARD-LOOKING  STATEMENTS  INVOLVE RISKS AND  UNCERTAINTY,  INCLUDING  WITHOUT
LIMITATION,  THE  ABILITY OF THE  COMPANY TO MARKET AND  DEVELOP  ITS  PRODUCTS.
ALTHOUGH   THE   COMPANY   BELIEVES   THAT  THE   ASSUMPTIONS   UNDERLYING   THE
FORWARD-LOOKING   STATEMENTS  CONTAINED  HEREIN  ARE  REASONABLE,   ANY  OF  THE
ASSUMPTIONS COULD BE INACCURATE,  AND THEREFORE,  THERE CAN BE NO ASSURANCE THAT
THE  FORWARD-LOOKING  STATEMENTS INCLUDED IN THIS PRESS RELEASE WILL PROVE TO BE
ACCURATE.   IN  LIGHT  OF  THE   SIGNIFICANT   UNCERTAINTIES   INHERENT  IN  THE
FORWARD-LOOKING  STATEMENTS  INCLUDED HEREIN,  THE INCLUSION OF SUCH INFORMATION
SHOULD NOT BE REGARDED AS A  REPRESENTATION  BY THE COMPANY OR ANY OTHER  PERSON
THAT THE OBJECTIVES AND PLANS OF THE COMPANY WILL BE ACHIEVED.

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